As filed with the Securities and Exchange Commission on February 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAZE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2635018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(650) 850-5070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Coloma, Ph.D.

Chief Executive Officer

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(650) 850-5070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amanda Rose, Esq. Chelsea Anderson, Esq. Fenwick & West LLP 555 California Street San Francisco, California 94104 (415) 875-2300	Courtney Phillips General Counsel & Corporate Secretary Maze Therapeutics, Inc. 171 Oyster Point Blvd., Suite 300 South San Francisco, California 94080 (650) 850-5070

From time to time after the effective date of this registration statement. (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a prospectus and a prospectus supplement:

•

a base prospectus covering the offering, issuance and sale of common stock, preferred stock, debt securities, warrants, subscription rights and/or units by us, as well as the offer and sale of shares of our common stock by selling stockholders; and

•

a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $200,000,000 of our common stock that may be issued and sold under the Open Market Sale AgreementSM (the Sale Agreement) dated February 4, 2026 with Jefferies LLC, as sales agent (Jefferies).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares to be issued and sold under the sales agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus supplement immediately following the base prospectus.

PROSPECTUS

Maze Therapeutics, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer shares of our common stock, $0.001 par value per share (common stock), preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, and any selling stockholders may sell our common stock from time to time, in each case in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. In addition, in connection with certain offers and sales of securities by the selling stockholders, we and the selling stockholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling stockholders and the amounts, prices and terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by the selling stockholders. The prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Market (Nasdaq) under the symbol “MAZE”. On February 2, 2026, the last reported sales price of our common stock was $46.53 per share. None of the other securities we may offer are currently listed on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, if applicable, as to any other listing on Nasdaq or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements. An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” in this prospectus, as well as the sections entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us, and common stock may be sold by selling stockholders, to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us or selling stockholders will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or selling stockholders expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act). Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of our common stock from time to time in one or more offerings as described in this prospectus. Each time that we or any selling stockholders offer our securities under this prospectus, we will provide a prospectus supplement to the extent required, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part that will contain more specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we or any selling stockholder may offer. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements, free writing prospectuses (if any), and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with any free writing prospectus relating to this offering and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference”.

Neither we nor any selling stockholder, nor any agent, underwriter or dealer, have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus any free writing prospectus relating to this offering or any applicable prospectus supplement. We, any selling stockholder and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. The mark “Maze Therapeutics,” the Maze logo, “Maze Compass” and all product names are our registered or common law trademarks. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Maze does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

In this document, “Maze,” the “Company,” “we,” “us,” “our,” and similar terms refer to Maze Therapeutics, Inc. and its subsidiaries, unless the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel, small molecule precision medicines for patients living with kidney and metabolic diseases, including obesity. We are advancing a pipeline using our Compass platform, which allows us to identify and characterize genetic variants in disease and then link those variants to the biological pathways that drive disease in specific patient groups through a process we refer to as variant functionalization. Our Compass platform has been purpose-built to inform all phases of our drug discovery and development process through clinical trial design. We are currently advancing two wholly-owned lead programs, MZE829 and MZE782, each of which represents a novel precision medicine-based approach. Our goal is to bring novel precision medicines to patients with kidney and metabolic diseases, which is where we believe we can maximize our impact on human health.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 29, 2017, originally under the name Genetic Modifiers NewCo, Inc. We changed our name on July 5, 2018 to Modulus Therapeutics, Inc. and on September 25, 2018, to Maze Therapeutics, Inc.

Our principal executive offices are located at 171 Oyster Point Blvd., Suite 300, South San Francisco, California 94080, and our telephone number is (650) 850-5070. Our website address is www.mazetx.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

The Securities That May Be Offered

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. Selling stockholders may also offer shares of our common stock in one or more offerings. There is no limit on the aggregate amount of the securities that we or any selling stockholders may offer pursuant to the registration statement of which this prospectus is a part. Each time we or the selling stockholders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we or the selling stockholders may offer with this prospectus.

Common Stock

We or the selling stockholders may offer shares of our common stock, par value $0.001 per share. For a description of the rights of our common stock, please see “Description of Capital Stock” in this prospectus.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors (Board) or a committee designated by the Board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock. The description of the terms of the preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable form of preferred stock certificate and certificate of designations of preferred stock for complete information with respect to the applicable series of preferred stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our Board will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this prospectus, we have summarized general features of the debt securities from the indenture. We will summarize in the applicable prospectus supplement certain specific terms of the debt securities, any modifications of or additions to the general terms of the debt securities described herein and any applicable material federal income tax considerations. Accordingly, please read both this prospectus and the applicable prospectus supplement for a summary of the terms of the debt securities of any particular series. Any such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the indenture and the debt securities.

Warrants

We may offer warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our Board, or a committee thereof, will determine the terms of the warrants. The terms of the warrants will be set forth in a prospectus supplement. The description of the terms of the warrants in the related prospectus supplement will not be complete. You should refer to the applicable form of warrant and warrant agreement for complete information with respect to the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our Board will determine the terms of the subscription rights. The terms of the subscription rights will be set forth in a prospectus supplement. The description of the terms of the subscription rights in the related prospectus supplement will not be complete. You should refer to the applicable form of subscription rights certificate and subscription rights agreement for complete information with respect to the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which report is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, in addition to other information contained in or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment, if required, before purchasing any of our securities. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions in that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which report is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and elsewhere in this prospectus, the documents incorporated by reference into this prospectus, any prospectus supplement and any free writing prospectus. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements in this prospectus include, among other things, statements about:

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the timing of our preclinical studies and clinical trials for our therapeutic candidates, including statements regarding the anticipated timing of initiation and completion of studies or trials, the period during which the results of the trials will become available and our development plans;

•	the characteristics, safety, tolerability and efficacy of MZE829, MZE782 or any other therapeutic candidates we may develop;

•	our ability to develop, obtain and maintain regulatory approval for our therapeutic candidates or any other therapeutic candidates we may develop, including the timing of and costs involved;

•	estimates of our addressable market and market growth, including our estimates regarding the patient populations and market opportunities for our therapeutic candidates;

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our expectations regarding demand for, and market acceptance of, our therapeutic candidates in any of the indications in which we plan to develop them, and any other therapeutic candidates we may develop;

•	our ability to use our Compass platform to identify new therapeutic targets and advance such targets into clinical development and validate such targets across multiple indications;

•	our ability to maintain and expand access to human genetics data;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the potential effects of extensive government regulations in the United States and foreign countries relating to our industry;

•	our ability to obtain, maintain, protect and enforce intellectual property and proprietary rights;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

•	the timing and likelihood of the achievement of milestones pursuant to our existing collaboration and licensing agreements;

•	our reliance on and performance of third parties, including our clinical research organizations, contract manufacturing organizations, suppliers and manufacturers;

•	our ability to expand our pipeline of therapeutic candidates;

•	our ability to attract and retain key management and technical personnel;

•

general economic, industry and market conditions, including fluctuating interest, inflation and tariff rates, uncertainty with respect to the federal debt ceiling and budget and the related potential for government shutdowns, uncertainty with respect to healthcare policies and regulation, instability in the global banking system, volatile market conditions, supply chain delays, and the ongoing labor shortage;

•

the impact of natural disasters, terrorist activity, pandemics, regional conflicts around the world and the global responses thereto and other events beyond our control on any of the above or any other aspect of our business operations;

•	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and

•	our expectations regarding expenses, future revenue, capital requirements, and our needs for additional financing.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. You should not unduly rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus and any accompanying prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or documents incorporated by reference in the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our website at www.mazetx.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) from the filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 14, 2025, August  12, 2025 and November 6, 2025, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on September 2, 2025, September 11, 2025, October 6, 2025 and February 4, 2026; and

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 001-42490), filed with the SEC under Section 12(b) of the Exchange Act on January 27, 2025, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Maze Therapeutics, Inc., 171 Oyster Point Blvd., Suite 300, South San Francisco, California 94080, telephone (650) 850-5070. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes. General corporate purposes may include research and development costs, working capital, capital expenditures, investments or acquisitions of businesses, products or technologies that are complementary to our own, and other general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of our common stock being offered by any selling stockholders.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any of the selling stockholders may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We or the selling stockholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or selling stockholders may directly solicit offers to purchase the securities being offered by this prospectus. We or selling stockholders may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we or selling stockholders utilize an underwriter in the sale of the securities being offered by this prospectus, we and, if appliable, selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we or selling stockholders pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We and, if applicable, any selling stockholders, may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We or selling stockholders may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we or selling stockholders offer under this prospectus may or may not be listed through Nasdaq or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase our securities, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our securities through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or selling stockholders or borrowed from us, selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we or selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	if applicable, the names of any selling stockholders,

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us or any selling stockholder;

•	the net proceeds to us or the selling stockholders from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us or the selling stockholders;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us or selling stockholders to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

The following summary sets forth certain material terms and provisions of our capital stock. This description also summarizes relevant provisions of the Delaware General Corporation Law (DGCL). The following description is a summary and does not purport to be a complete description of the rights and preferences of our capital stock. It is subject to, and qualified in its entirety by reference to, the applicable provisions of the DGCL and the Amended and Restated Certificate of Incorporation of Maze, as amended and/or restated from time to time (the Certificate of Incorporation) and the Amended and Restated Bylaws of Maze, as amended and/or restated from time to time (the Bylaws), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of the DGCL for additional information. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

General

Our authorized capital stock consists of 500,000,000 shares of our common stock, $0.001 par value per share, and 10,000,000 shares of our undesignated preferred stock, $0.001 par value per share.

Common Stock

As of September 30, 2025, there were 48,076,885 shares of our common stock outstanding.

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in the Certificate of Incorporation, which means that holders of a majority of the shares of our common stock are able to elect all of our directors. Our Certificate of Incorporation provides for a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

Preferred Stock

No shares of our preferred stock are outstanding. Pursuant to our Certificate of Incorporation, our Board is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board is authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding and not above the number of shares of that series authorized, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Stock Options

As of September 30, 2025, we had outstanding stock options to purchase an aggregate of 5,749,020 shares of our common stock with a weighted-average exercise price of $11.21 per share.

Restricted Stock Units

As of September 30, 2025, we had outstanding 594,825 restricted stock units.

Warrants

As of September 30, 2025, we had outstanding pre-funded warrants to purchase up to 5,231,090 shares of common stock, with an exercise price of $0.001 per share and no expiration date. The pre-funded warrants provide that the holder does not have the right to exercise any portion of the pre-funded warrant if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, at the holder’s election, of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Takeover Provisions

The provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

DGCL

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also executive officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to the transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by the stockholders.

Certificate of Incorporation and Bylaw provisions

Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board vacancies. Our Certificate of Incorporation and Bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board is permitted to be set only by resolution adopted by a majority vote of our entire Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

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Classified Board. Our Certificate of Incorporation and Bylaws provide that our Board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Further, our Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by a majority of our Board, the chairperson of our Board, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

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No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting.

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Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

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Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation require approval by the holders of at least two-thirds of our outstanding common stock, unless such amendments are approved by two-thirds of our entire Board, in which case stockholders can approve by a simple majority.

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Issuance of undesignated preferred stock. Our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of preferred stock would enable our Board to render more difficult or discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

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Choice of forum. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that the federal district courts of the United States of America are, to the fullest extent permitted by law, the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (a Federal Forum Provision). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, executive officers, other employees or agents of our Company, which may discourage lawsuits against us and our directors, executive officers, and other employees.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, Floor 53, New York, New York 10005.

The Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “MAZE.”

DESCRIPTION OF DEBT SECURITIES

General

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included, which we refer to as the base indenture, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement and/or will be incorporated by reference from reports that we file with the SEC. The actual base indenture we enter into in connection with an offering of debt securities may differ significantly from the form of base indenture we have filed. The base indenture, as amended or supplemented from time to time by one or more supplemental indentures, is referred to below collectively as the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness. We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

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make any changes to the provisions of the indenture (i) limiting holders’ ability to institute any proceeding or pursue any remedy with respect to the indenture or debt securities or (ii) requiring the consent of holders to amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as legal defeasance):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust;

•

or to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as covenant defeasance).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term U.S. Government Obligations as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term Foreign Government Obligations as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock, debt securities, or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent, as applicable, will act solely as our agent in connection with the warrants. The warrant agent, as applicable, will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP will issue an opinion about certain legal matters with respect to the securities. Any selling stockholders, underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements of Maze Therapeutics, Inc. appearing in the Company’s Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

February 4, 2026

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 4, 2026)

Maze Therapeutics, Inc.

Up to $200,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM (the Sale Agreement), with Jefferies LLC (Jefferies), relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sale Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through Jefferies, acting as our agent.

Our common stock is listed on The Nasdaq Global Market under the symbol “MAZE.” The last reported sales price of our common stock on The Nasdaq Global Market on February 2, 2026 was $46.53 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Jefferies for sales of common stock sold pursuant to the Sale Agreement will be up to 3% of the aggregate gross proceeds of any shares of common stock sold under the Sale Agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” in this prospectus supplement regarding the compensation to be paid to Jefferies.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and, as such, have elected to comply with certain reduced disclosure and regulatory requirements. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is February 4, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3ASR that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act). Under this shelf registration process, we may from time to time sell any combination of the securities described in the accompanying base prospectus in one or more offerings and selling stockholders may, from time to time, sell shares of our common stock from time to time in one or more offerings as described in the accompanying base prospectus. Under this prospectus supplement, we may from time to time sell shares of our common stock having an aggregate offering price of up to $200,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference into this prospectus supplement and the accompanying base prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor Jefferies have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus or, if permitted, any related free writing prospectus to which we have referred you. Neither we nor Jefferies take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus supplement and the accompanying base prospectus, nor from a sale made under this prospectus supplement and the accompanying base prospectus, that our affairs are unchanged since the date of this prospectus supplement and the accompanying base prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of a security. This prospectus supplement and the accompanying base prospectus may only be used where it is legal to sell the securities offered by this prospectus supplement. You should read this prospectus supplement and the accompanying base prospectus, the documents incorporated by reference herein and therein and, if permitted, any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. The mark “Maze Therapeutics,” the Maze logo, “Maze Compass” and all product names are our registered or common law trademarks. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Maze does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

In this document, “Maze,” the “Company,” “we,” “us,” “our,” and similar terms refer to Maze Therapeutics, Inc. and its subsidiaries, unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying base prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying base prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or documents incorporated by reference in the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our website at www.mazetx.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying base prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus supplement and the accompanying base prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus supplement and the accompanying base prospectus, and will be considered to be part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus.

We incorporate by reference in this prospectus supplement and the accompanying base prospectus the documents listed below that have been previously filed with the SEC as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) from the filing of the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 14, 2025, August  12, 2025 and November 6, 2025, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on September 2, 2025, September 11, 2025, October 6, 2025 and February 4, 2026; and

•

the description of our shares of common stock, par value $0.001 per share (common stock) contained in our registration statement on Form 8-A (File No. 001-42490), filed with the SEC under Section 12(b) of the Exchange Act on January 27, 2025, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Maze Therapeutics, Inc., 171 Oyster Point Blvd., Suite 300, South San Francisco, California 94080, telephone (650) 850-5070. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus supplement, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying base prospectus, or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying base prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying base prospectus or incorporated by reference herein and therein. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel, small molecule precision medicines for patients living with kidney and metabolic diseases, including obesity. We are advancing a pipeline using our Compass platform, which allows us to identify and characterize genetic variants in disease and then link those variants to the biological pathways that drive disease in specific patient groups through a process we refer to as variant functionalization. Our Compass platform has been purpose-built to inform all phases of our drug discovery and development process through clinical trial design. We are currently advancing two wholly-owned lead programs, MZE829 and MZE782, each of which represents a novel precision medicine-based approach. Our goal is to bring novel precision medicines to patients with kidney and metabolic diseases, which is where we believe we can maximize our impact on human health.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 29, 2017, originally under the name Genetic Modifiers NewCo, Inc. We changed our name on July 5, 2018 to Modulus Therapeutics, Inc. and on September 25, 2018, to Maze Therapeutics, Inc.

Our principal executive offices are located at 171 Oyster Point Blvd., Suite 300, South San Francisco, California 94080, and our telephone number is (650) 850-5070. Our website address is www.mazetx.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $200,000,000.

Plan of distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds of this offering primarily for general corporate purposes. General corporate purposes may include research and development costs, working capital, capital expenditures, investments or acquisitions of businesses, products or technologies that are complementary to our own, and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Nasdaq Listing	“MAZE”

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference in this prospectus supplement or appearing or incorporated by reference in the accompanying base prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which report is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, in addition to other information contained in or incorporated by reference in this prospectus supplement and in the accompanying base prospectus before purchasing any of our securities. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 4,298,302 shares of our common stock are sold at a price of $46.53 per share, the last reported sale price of our common stock on The Nasdaq Global Market on February 2, 2026, for aggregate gross proceeds of approximately $200.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $35.59 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or pre-funded warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for general corporate purposes, which purposes may include research and development costs, working capital, capital expenditures, investments or acquisitions of businesses, products or technologies that are complementary to our own, and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the Sale Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions in that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, discussed under Part II, Item 1A, “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which report is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and elsewhere in this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements in this prospectus supplement include, among other things, statements about:

•	our expected application of the net proceeds from this offering;

•

the timing of our preclinical studies and clinical trials for our therapeutic candidates, including statements regarding the anticipated timing of initiation and completion of studies or trials, the period during which the results of the trials will become available and our development plans;

•	the characteristics, safety, tolerability and efficacy of MZE829, MZE782 or any other therapeutic candidates we may develop;

•	our ability to develop, obtain and maintain regulatory approval for our therapeutic candidates or any other therapeutic candidates we may develop, including the timing of and costs involved;

•	estimates of our addressable market and market growth, including our estimates regarding the patient populations and market opportunities for our therapeutic candidates;

•

our expectations regarding demand for, and market acceptance of, our therapeutic candidates in any of the indications in which we plan to develop them, and any other therapeutic candidates we may develop;

•	our ability to use our Compass platform to identify new therapeutic targets and advance such targets into clinical development and validate such targets across multiple indications;

•	our ability to maintain and expand access to human genetics data;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the potential effects of extensive government regulations in the United States and foreign countries relating to our industry;

•	our ability to obtain, maintain, protect and enforce intellectual property and proprietary rights;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

•	the timing and likelihood of the achievement of milestones pursuant to our existing collaboration and licensing agreements;

•	our reliance on and performance of third parties, including our clinical research organizations, contract manufacturing organizations, suppliers and manufacturers;

•	our ability to expand our pipeline of therapeutic candidates;

•	our ability to attract and retain key management and technical personnel;

•

general economic, industry and market conditions, including fluctuating interest, inflation and tariff rates, uncertainty with respect to the federal debt ceiling and budget and the related potential for government shutdowns, uncertainty with respect to healthcare policies and regulation, instability in the global banking system, volatile market conditions, supply chain delays, and the ongoing labor shortage;

•

the impact of natural disasters, terrorist activity, pandemics, regional conflicts around the world and the global responses thereto and other events beyond our control on any of the above or any other aspect of our business operations;

•	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and

•	our expectations regarding expenses, future revenue, capital requirements, and our needs for additional financing.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. You should not unduly rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $200.0 million from time to time under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sale Agreement with Jefferies as a source of financing.

We currently intend to use the net proceeds from the sale of our securities under this prospectus supplement for general corporate purposes. General corporate purposes may include research and development costs, working capital, capital expenditures, investments or acquisitions of businesses, products or technologies that are complementary to our own, and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending these uses, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. In addition, the terms of our loan agreement places restrictions on our ability to pay cash dividends on our capital stock.

DILUTION

If you invest in our common stock, your interest may be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2025 was approximately $379.4 million, or approximately $7.89 per share of common stock based upon 48,076,885 shares outstanding as of September 30, 2025. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2025.

After giving effect to the sale of our common stock in the aggregate amount of $200.0 million at an assumed offering price of $46.53 per share, the last reported sale price of our common stock on The Nasdaq Global Market on February 2, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $572.9 million, or $10.94 per share of common stock. This represents an immediate increase in net tangible book value of $3.05 per share to our existing stockholders and an immediate dilution in net tangible book value of $35.59 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement and the accompanying base prospectus. The as-adjusted information assumes that all of our common stock in the aggregate amount of $200.0 million is sold at the assumed offering price of $46.53 per share, the last reported sale price of our common stock on The Nasdaq Global Market on February 2, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$46.53
Net tangible book value per share as of September 30, 2025	$7.89
Increase in net tangible book value per share attributable to the offering	3.05

As adjusted net tangible book value per share after giving effect to the offering		10.94

Dilution per share to new investors participating in the offering		$35.59

The number of shares of our common stock shown above to be outstanding after this offering is based on 48,076,885 shares of our common stock outstanding as of September 30, 2025, and excludes:

•	5,231,090 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of September 30, 2025, with an exercise price of $0.001 per share;

•	5,749,020 shares of common stock issuable upon exercise of options outstanding as of September 30, 2025, with a weighted average exercise price of $11.21 per share;

•	594,825 shares of common stock issuable upon vesting and settlement of restricted stock units (RSUs) outstanding as of September 30, 2025; and

•

5,222,153 shares of common stock reserved and available for future issuance as of September 30, 2025, under our equity incentive plans, consisting of (1) 4,825,869 shares of common stock reserved and available for issuance under our 2025 Equity Incentive Plan (the 2025 Plan), and (2) 396,284 shares of common stock reserved for issuance under our 2025 Employee Stock Purchase Plan (the 2025 ESPP).

Except as otherwise indicated, the information in this prospectus supplement assumes no equity awards were issued under our equity incentive plans after September 30, 2025, that no outstanding warrants or options were exercised or terminated, and no outstanding RSUs vested and settled or were terminated, after September 30, 2025.

PLAN OF DISTRIBUTION

We have entered into a Sale Agreement with Jefferies, under which we may offer and sell up to $200.0 million of our shares of common stock from time to time through Jefferies, acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $600,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our shares of common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates have provided, and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Fenwick & West LLP will issue an opinion about certain legal matters with respect to the issuance and sale of the common stock offered hereby. Jefferies is being represented in connection with this offering by Davis Polk  & Wardwell LLP.

EXPERTS

The financial statements of Maze Therapeutics, Inc. appearing in the Company’s Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $200,000,000

Common Stock

PROSPECTUS SUPPLEMENT

JEFFERIES

February 4, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee*	$27,620
FINRA filing fee*	$225,500
Printing and engraving	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent and registrar fees and expenses	**
Miscellaneous expenses	**
Total	**

*

Represents registration fee applicable to amount included in the prospectus supplement contained in the registration statement, for up to $200,000,000 in shares of common stock to be sold by the Registrant pursuant to the Open Market Sale AgreementSM, dated February 4, 2026, with Jefferies LLC. Additional registration fees deferred in reliance upon Rule 456(b) and 457(r) under the Securities Exchange Act of 1934, as amended.

**

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (DGCL) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation of Maze, as amended and/or restated from time to time (the “Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:

•	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	with respect to directors, under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases);

•	any transaction from which the director or officer derived an improper personal benefit; or

•	with respect to officers, any action by or in the right of the Registrant.

As permitted by the DGCL, the Amended and Restated Bylaws of the Registrant, as amended and/or restated from time to time (the Bylaws) provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with

1.1*	Form of Underwriting Agreement

1.2	Open Market Sale Agreement SM, dated February 4, 2026, by and between Maze Therapeutics, Inc. and Jefferies LLC					X

3.1	Amended and Restated Certificate of Incorporation	10-K	001-42490	3.1	03/31/2025

3.2	Amended and Restated Bylaws	10-K	001-42490	3.2	03/31/2025

4.1	Form of Specimen common stock Certificate	S-1/A	333-284164	4.1	01/27/2025

4.2	Amended and Restated Investors’ Rights Agreement, dated November 26, 2024, by and among Maze Therapeutics, Inc. and certain of its stockholders	S-1	333-284164	4.2	01/07/2025

4.3	Form of Pre-Funded Warrant dated September 12, 2025	8-K	001-42490	4.1	9/11/2025

4.9	Form of Debt Security					X

4.10	Form of Indenture					X

4.11*	Form of Warrant

4.12*	Form of Warrant Agreement

4.13*	Form of Certificate of Designations of Preferred Stock

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with

4.14*	Form of Preferred Stock Certificate

4.15*	Form of Subscription Rights Certificate

4.16*	Form of Subscription Rights Agreement

4.17*	Form of Unit

4.18*	Form of Unit Agreement

5.1	Legal Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page hereto)					X

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

107.1	Filing Fee Table					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

If and when applicable, the Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 4th day of February, 2026.

MAZE THERAPEUTICS, INC.

By:	/s/ Jason Coloma, Ph.D.
Jason Coloma, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Coloma, Ph.D., Misbah Tahir and Courtney Phillips, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jason Coloma, Ph.D. Jason Coloma, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2026

/s/ Misbah Tahir Misbah Tahir	Chief Financial Officer (Principal Financial Officer)	February 4, 2026

/s/ Amy Bachrodt Amy Bachrodt	SVP, Finance (Principal Accounting Officer)	February 4, 2026

/s/ Hervé Hoppenot Hervé Hoppenot	Director	February 4, 2026

/s/ Charles Homcy, M.D. Charles Homcy, M.D.	Director	February 4, 2026

/s/ Nancy C. Andrews, M.D., Ph.D. Nancy C. Andrews, M.D., Ph.D.	Director	February 4, 2026

Signature	Title	Date

/s/ Jonathan Lim, M.D. Jonathan Lim, M.D.	Director	February 4, 2026

/s/ Richard Scheller, Ph.D. Richard Scheller, Ph.D.	Director	February 4, 2026

/s/ Catherine Angell Sohn, Pharm. D. Catherine Angell Sohn, Pharm. D.	Director	February 4, 2026

/s/ Daniel Spiegelman Daniel Spiegelman	Director	February 4, 2026

/s/ Neil Exter Neil Exter	Director	February 4, 2026